EXHIBIT 1.1

                                6,700,000 SHARES

                                   NEFF CORP.

                 CLASS A COMMON STOCK (PAR VALUE $.01 PER SHARE)

                             UNDERWRITING AGREEMENT

____________________, 1998

                                                 ________________________, 1998

Morgan Stanley & Co. Incorporated
BT Alex. Brown Incorporated
Donaldson, Lufkin & Jenrette
  Securities Corporation
c/o Morgan Stanley & Co. Incorporated
        1585 Broadway
        New York, New York  10036

Morgan Stanley & Co. International Limited
c/o Morgan Stanley & Co. International Limited
       25 Cabot Square
       Canary Wharf
       London E14 4QA
       England

Dear Sirs and Mesdames:

                  NEFF CORP., a Delaware corporation (the "COMPANY"), proposes to issue and sell to the several Underwriters (as defined below) 6,700,000 shares of its Class A Common Stock, par value $.01 per share (the "FIRM SHARES").

                  It is understood that, subject to the conditions hereinafter stated, 5,360,000 Firm Shares (the "U.S. FIRM SHARES") will be sold to the several U.S. Underwriters named in Schedule II hereto (the "U.S. UNDERWRITERS") in connection with the offering and sale of such U.S. Firm Shares in the United States and Canada to United States and Canadian Persons (as such terms are defined in the Agreement Between U.S. and International Underwriters of even date herewith), and 1,340,000 Firm Shares (the "INTERNATIONAL SHARES") will be sold to the several International Underwriters named in Schedule III hereto (the "INTERNATIONAL UNDERWRITERS") in connection with the offering and sale of such International Shares outside the United States and Canada to persons other than United States and Canadian Persons. Morgan Stanley & Co. Incorporated, BT Alex. Brown Incorporated and Donaldson, Lufkin & Jenrette Securities Corporation shall act as representatives (the "U.S. REPRESENTATIVES") of the several U.S. Underwriters, and Morgan Stanley & Co. International Limited shall act as representative (the "INTERNATIONAL REPRESENTATIVE") of the several International Underwriters. The U.S. Underwriters and the International Underwriters are hereinafter collectively referred to as the Underwriters.

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                                      -2-

            The Company also proposes to issue and sell to the several
U.S. Underwriters not more than an additional 1,005,000 shares of its Class A Common Stock, par value $.01 per share (the "ADDITIONAL Shares") if and to the extent that the U.S. Representatives shall have determined to exercise, on behalf of the U.S. Underwriters, the right to purchase such shares of common stock granted to the U.S. Underwriters in Section 2 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the "SHARES." The shares of Class A Common Stock, par value $.01 per share, of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the "COMMON STOCK."

                  The Company has filed with the Securities and Exchange Commission (the "COMMISSION") a registration statement relating to the Shares. The registration statement contains two prospectuses to be used in connection with the offering and sale of the Shares: the U.S. prospectus, to be used in connection with the offering and sale of Shares in the United States and Canada to United States and Canadian Persons, and the international prospectus, to be used in connection with the offering and sale of Shares outside the United States and Canada to persons other than United States and Canadian Persons. The international prospectus is identical to the U.S. prospectus except for the outside front cover page. The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the "SECURITIES ACT"), is hereinafter referred to as the "REGISTRATION STATEMENT"; the U.S. prospectus and the international prospectus in the respective forms first used to confirm sales of Shares are hereinafter collectively referred to as the "PROSPECTUS." If the Company has filed an abbreviated registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Securities Act (the "RULE 462 REGISTRATION STATEMENT"), then any reference herein to the term "REGISTRATION STATEMENT" shall be deemed to include such Rule 462 Registration Statement.

                  As part of the offering contemplated by this Agreement, Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ") has agreed to reserve out of the Shares set forth opposite its name on Schedule II to this
Agreement up to        shares, for sale to the Company's employees, officers and
directors and other parties associated with the Company (collectively, "PARTICIPANTS"), as set forth in the Prospectus under the heading "Underwriting" (the "DIRECTED SHARE

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                                      -3-

PROGRAM"). The Shares to be sold by DLJ pursuant to the Directed Share Program (the "DIRECTED SHARES") will be sold by DLJ pursuant to this Agreement at the public offering price. Any Directed Shares not orally confirmed for purchase by any Participants by the end of the business day on which this Agreement is executed will be offered to the public by DLJ as set forth in the Prospectus.

1. REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to and agrees with each of the Underwriters that:

            (a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

            (b) The Shares have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights.

            (c) Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

            (d) (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (iii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or


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                                      -4-


         omissions in the Registration Statement or the Prospectus made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter expressly for use therein.

            (e) As of the Closing Date, the Company will have the authorized, issued and outstanding capitalization set forth in the Prospectus; all of the subsidiaries of the Company are listed in Schedule I attached hereto (each, a "SUBSIDIARY" and collectively, the "SUBSIDIARIES"); all of the shares of capital stock of the Company and the Subsidiaries outstanding prior to the issuance of the Shares have been, and as of the Closing Date will be, duly authorized and validly issued, are fully paid and nonassessable and were not issued in violation of any preemptive or similar rights; except for (i) liens under the New Credit Facility and (ii) restrictions on transferability under the Amended and Restated Stockholders' Agreement, all of the outstanding shares of capital stock of the Subsidiaries are owned, directly or indirectly, by the Company, free and clear of all liens, encumbrances, equities and claims or restrictions on transferability (other than those imposed by the Act and the securities or "Blue Sky" laws of certain jurisdictions) or voting; except as set forth in the Prospectus and other than options
         to purchase      shares pursuant to the Stock Incentive Plan, there
         are no (i) options, warrants or other rights to purchase, (ii) agreements or other obligations to issue or (iii) other rights to convert any obligation into, or exchange any securities for, shares of capital stock of or ownership interests in the Company or any of the Subsidiaries outstanding. Except for the Subsidiaries or as disclosed in the Prospectus, the Company does not own, directly or indirectly, any shares of capital stock or any other equity or long-term debt securities or have any equity interest in any firm, partnership, joint venture or other entity.

           (f) Each of the Company and the Subsidiaries is duly incorporated, validly existing and in good standing under the laws of its respective jurisdiction of incorporation and has all requisite corporate power and authority to own its properties and conduct its business as now conducted and as described in the Prospectus; each of the Company and the Subsidiaries is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualifica-

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                                      -5-


         tion, except where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on the general affairs, management, business, condition (financial or otherwise) or results of operations of the Company and the Subsidiaries, taken as a whole (any such event, a "MATERIAL ADVERSE EFFECT").

            (g) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. This Agreement and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by the Company. This Agreement has been duly executed and delivered by the Company.

            (h) No consent, approval, authorization or order of any court or governmental agency or body, or third party is required for the issuance and sale by the Company of the Shares to the Underwriters or the consummation by the Company of the other transactions contemplated hereby, except such as have been obtained and such as may be required under state securities or "Blue Sky" laws in connection with the purchase and resale of the Shares by the Underwriters. None of the Company or the Subsidiaries is (i) in violation of its certificate of incorporation or bylaws (or similar organizational document), (ii) in breach or violation of any statute, judgment, decree, order, rule or regulation applicable to any of them or any of their respective properties or assets, except for any such breach or violation that would not, individually or in the aggregate, have a Material Adverse Effect, or (iii) in breach of or default under (nor has any event occurred that, with notice or passage of time or both, would constitute a default under) or in violation of any of the terms or provisions of any contract listed on Schedule 1(h) hereto (collectively, the "CONTRACTS"), except for any such breach, default, violation or event that would not, individually or in the aggregate, have a Material Adverse Effect.

            (i) The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby (including, without limitation, the issuance and sale of the Shares to the Underwriters) will not conflict with or constitute or result in a breach of or a default under (or an event that with notice or passage of time or both would constitute a


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                                      -6-


         default under) or violation of any of (i) the terms or provisions of any Contract, except for any such conflict, breach, violation, default or event that would not, individually or in the aggregate, have a Material Adverse Effect, (ii) the certificate of incorporation or bylaws (or similar organizational document) of the Company or any of the Subsidiaries or (iii) (assuming compliance with all applicable state securities or "Blue Sky" laws) any statute, judgment, decree, order, rule or regulation applicable to the Company or any of the Subsidiaries or any of their respective properties or assets, except for any such conflict, breach or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

            (j) The audited consolidated financial statements and the Notes thereto of the Company and the Subsidiaries included in the Prospectus present fairly in all material respects the financial position, results of operations and cash flows of the Company and the Subsidiaries at the dates and for the periods to which they relate and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis, except as otherwise stated therein. The summary and selected financial and statistical data in the Prospectus present fairly in all material respects the information shown therein and have been prepared and compiled on a basis consistent with the audited financial statements included therein, except as otherwise stated therein. Deloitte & Touche LLP (the "INDEPENDENT ACCOUNTANTS") is an independent public accounting firm within the meaning of the Securities Act and the rules and regulations promulgated thereunder.

            (k) The pro forma financial statements (including the notes thereto) and the other pro forma financial information included in the Prospectus (i) comply as to form in all material respects with the applicable requirements of Regulation S-X promulgated under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), (ii) have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and (iii) have been properly computed on the bases described therein; the assumptions used in the preparation of the pro forma financial data and other pro forma financial information included in Prospectus are reasonable and the adjustments used therein are appropri-

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                                      -7-


         ate to give effect to the transactions or circumstances referred to therein.

            (l) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and the Subsidiaries, taken as a whole.

            (m) There is not pending or, to the knowledge of the Company, threatened any action, suit, proceeding, inquiry or investigation to which the Company or any of the Subsidiaries is a party, or to which the property or assets of the Company or any of the Subsidiaries are subject, before or brought by any court, arbitrator or governmental agency or body that, (i) would be required to be described in a prospectus pursuant to the Securities Act that are not described in the Registration Statement or the Prospectus, or (ii) if determined adversely to the Company or any of the Subsidiaries, would, individually or in the aggregate, have a Material Adverse Effect or that seeks to restrain, enjoin, prevent the consummation of or otherwise challenge the issuance or sale of the Shares to be sold hereunder or the consummation of the other transactions described in the Prospectus. Furthermore, there are no material contracts or other documents that would be required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to a Registration Statement pursuant to the Securities Act that are not described or filed as required.

            (n) Each of the Company and the Subsidiaries possesses all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, presently required or necessary to own or lease, as the case may be, and to operate its respective properties and to carry on its respective businesses as now or proposed to be conducted as set forth in the Prospectus ("PERMITS"), except where the failure to obtain such ------- Permits would not, individually or in the aggregate, have a Material Adverse Effect; each of the Company and the Subsidiaries has fulfilled and performed all of its obligations with respect to such Permits and, to the knowledge of the Company or any of the Subsidiaries, no event has occurred that would reasonably be expected to allow, or

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                                      -8-


         after notice or lapse of time would reasonably be expected to allow, revocation or termination thereof or result in any other material impairment of the rights of the holder of any such Permit, except where such revocation or termination would not, individually or in the aggregate, have a Material Adverse Effect; and none of the Company or the Subsidiaries has received any notice of any proceeding relating to revocation or modification of any such Permit, except where such revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect.

            (o) Since the date of the most recent financial statements appearing in the Prospectus, except as described therein, (i) none of the Company or the Subsidiaries has incurred any material liabilities or obligations, direct or contingent, or entered into or agreed to enter into any material transactions or contracts (written or oral) not in the ordinary course of business, which liabilities, obligations, transactions or contracts would, individually or in the aggregate, be material to the general affairs, management, business, condition (financial or otherwise), prospects or results of operations of the Company and the Subsidiaries, taken as a whole, (ii) none of the Company or the Subsidiaries has purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock (other than with respect to any of such Subsidiaries, the purchase of, or dividend or distribution on, capital stock owned by the Company) and (iii) there shall not have been any material change in the capital stock or long-term indebtedness of the Company or the Subsidiaries.

            (p) Each of the Company and the Subsidiaries has filed all necessary federal, state and foreign income and franchise tax returns, except where the failure to so file such returns would not, individually or in the aggregate, have a Material Adverse Effect, and has paid all taxes shown as due thereon; and other than tax deficiencies which the Company or any Subsidiary is contesting in good faith and for which the Company or such Subsidiary has provided adequate reserves, there is no tax deficiency that has been asserted against the Company or any of the Subsidiaries that would have, individually or in the aggregate, a Material Adverse Effect.

            (q) The Shares will conform in all material respects to the description as to legal matters thereof in the Prospectus.

            (r) Each of the Company and the Subsidiaries has good and marketable title to all real property and owns all personal property described in the Prospectus as being owned by it and good and marketable title to a leasehold estate in the real and personal property described in the Prospectus as being leased by it free and clear of all liens, charges, encumbrances or restrictions, except as described in the Prospectus or as contemplated by the New Credit Facility or to the extent the failure to have such title or ownership or the existence of such liens, charges, encumbrances or restrictions would not, individually or in the aggregate, have a Material Adverse Effect. All leases, contracts and agreements to which the Company or any of the Subsidiaries is a party or by which any of them is bound are valid and enforceable against the Company or such Subsidiary, and are valid and enforceable against the other party or parties thereto and are in full force and effect with only such exceptions as would not, individually or in the aggregate, have a Material Adverse Effect. The Company and the Subsidiaries own or possess or can acquire adequate licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights and know-how necessary (in any material respect) to conduct the businesses now or proposed to be operated by them as described in the Prospectus, and none of the Company or the Subsidiaries has received any notice of infringement of or conflict with (or knows of any such infringement of or conflict with) asserted rights of others with respect to any patents, trademarks, service marks, trade names, copyrights or know-how that, if such assertion of infringement or conflict were sustained, would have a Material Adverse Effect.

            (s) Except as would not, individually or in the aggregate, have a Material Adverse Effect, and except as set forth on Schedule 1(l) hereto (A) each of the Company and the Subsidiaries is in compliance with and not subject to liability under applicable Environmental Laws (as defined below), (B) each of the Company and the Subsidiaries has made all filings and provided all notices required under applicable Environmental Laws, and has and is in compliance with all Permits required under any applicable Environmental Laws and each of them is in full force and effect, (C) there is no civil, criminal or administrative action, suit, demand, claim, hearing, notice of violation, investigation, proceeding, notice or demand letter or request for information pending or, to the knowledge of the Company or any of the Subsidiaries, threatened, against the Company or any of the Subsidiaries or, to the knowledge of the Company or any of the Subsidiaries, any pending or threatened investigation involving the Company or any of the Subsidiaries, under any Environmental Law, (D) no lien, charge, encumbrance or restriction has been recorded under any Environmental Law with respect to any assets, facility or property owned, operated, leased or controlled by the Company or any of the Subsidiaries, (E) none of the Company or the Subsidiaries has received notice that it has been identified as a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA") or any comparable state law, (F) no property or facility of the Company or any of the Subsidiaries is (i) listed or proposed for listing on the National Priorities List under CERCLA or is (ii) listed on the Comprehensive Environmental Response, Compensation, Liability Information System List promulgated pursuant to CERCLA, or on any comparable list maintained by any state or local governmental authority, in each of (i) and (ii), including, without limitation, those relating to petroleum products, derivatives, constituents and wastes.

                  For purposes of this Agreement, "ENVIRONMENTAL LAWS" means the common law and all applicable federal, state and local laws or regulations, codes, orders, decrees, judgments or injunctions issued, promulgated, approved or entered thereunder, relating to pollution or protection of public or employee health and safety or the environment, including, without limitation, laws relating to (i) emissions, discharges, releases or threatened releases of hazardous materials or substances, solid or hazardous wastes into the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), (ii) the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport or handling of hazardous materials or substances, solid or hazardous wastes, (iii) underground and above ground storage tanks and related piping, and emissions, discharges, releases or threatened releases therefrom and (iv) damages to natural resources.

            (t) There is no material strike, labor dispute, slowdown or work stoppage with the employees of the Company or any of the Subsidiaries which is pending or, to


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                                      -11-


         the knowledge of the Company or any of the Subsidiaries, threatened.

            (u) Each of the Company and the Subsidiaries carries insurance in such amounts and covering such risks as is prudent and customary in the business in which it is engaged.

            (v) Each of the Company and the Subsidiaries (i) makes and keeps accurate books and records and (ii) maintains internal accounting controls which provide reasonable assurance that (A) transactions are executed in accordance with management's authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (C) access to its assets is permitted only in accordance with management's authorization and (D) the reported accountability for its assets is compared with existing assets at reasonable intervals.

            (w) None of the Company or the Subsidiaries will be an "investment company" or "promoter" or "principal underwriter" for an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended, and the rules and regulations thereunder.

            (x) Except as described in the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.

            (y) None of the Company or the Subsidiaries has taken, nor will any of them take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Shares.

                  Any certificate signed by any officer of the Company or any Subsidiary and delivered to any Underwriter or to counsel for the Underwriters shall be deemed a joint and several representation and warranty by the Company and each of the Subsidiaries to each Underwriter as to the matters covered thereby.

                  2. AGREEMENTS TO SELL AND PURCHASE. The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective numbers of Firm Shares set forth in Schedules II and III hereto opposite its name at U.S.$ a share ("PURCHASE PRICE").

                  On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the U.S. Underwriters the Additional Shares, and the U.S. Underwriters shall have a one-time right to purchase, severally and not jointly, up to 1,005,000 Additional Shares at the Purchase Price. If the U.S. Representatives, on behalf of the U.S. Underwriters, elect to exercise such option, the U.S. Representatives shall so notify the Company in writing not later than 30 days after the date of this Agreement, which notice shall specify the number of Additional Shares to be purchased by the U.S. Underwriters and the date on which such shares are to be purchased. Such date may be the same as the Closing Date but not earlier than the Closing Date nor later than ten business days after the date of such notice. Additional Shares may be purchased as provided in Section 4 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. If any Additional Shares are to be purchased, each U.S. Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as the U.S. Representatives may determine) that bears the same proportion to the total number of Additional Shares to be purchased as the number of U.S. Firm Shares set forth in Schedule II hereto opposite the name of such U.S. Underwriter bears to the total number of U.S. Firm Shares.

                  The Company hereby agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, during the period ending 180 days after the date of the Prospectus, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Shares to be sold hereunder, (B) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof or (C) any other issuances of Common Stock or options or rights to acquire Common Stock under the plans described in the Prospectus of which the Underwriters have been advised in writing.

                  3. TERMS OF PUBLIC OFFERING. The Company is advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Company is further advised by you that the Shares are to be offered to the public initially at U.S.$ a share (the "PUBLIC OFFERING PRICE") and to certain dealers selected by you at a price that represents a concession not in excess of U.S.$ a share under the Public Offering Price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of U.S.$ a share, to any Underwriter or to certain other dealers.

                  4. PAYMENT AND DELIVERY. Payment for the Firm Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several Underwriters at 9:00 a.m., New York City time, on , 1998, or at such other time on the same or such other date, not later than , 1998, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the "CLOSING DATE."

                  Payment for any Additional Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at 9:00 a.m., New York City time, on the date specified in the notice described in Section 2 or at such other time on the same or on such other
date, in any event not later than    , 1998, as shall be designated in writing
by the U.S. Representatives. The time and date of such payment are hereinafter referred to as the "OPTION CLOSING DATE."

                  Certificates for the Firm Shares and Additional Shares shall be in definitive form and registered in such names and in such denominations as you shall request in writing not later than two full business days prior to the Closing Date or the Option Closing Date, as the case may be. The certificates evidencing the Firm Shares and Additional Shares shall be delivered to you on the Closing Date or the Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.

                  5. CONDITIONS TO THE UNDERWRITERS' OBLIGATIONS. The obligations of the Company to sell the Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares on the Closing Date are subject to the condition that the Registration Statement shall have become effective not later than 5:00 p.m. New York City time) on the date hereof.

                  The several obligations of the Underwriters are subject to the following further conditions:

                  (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

                      (i) there shall not have occurred any downgrading, nor
                  shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

                      (ii) there shall not have occurred any change, or any
                  development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

                  (b) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 5(a)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

                  The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

                  (c) The Underwriters shall have received on the Closing Date an opinion of Fried Frank, Harris, Shriver & Jacobson, counsel for the Company, dated the Closing Date, to the effect that:

                        (i) Each of the Company and the Subsidiaries is duly
                  incorporated, validly existing and in good standing under the laws of its respective jurisdiction of incorporation and has all requisite corporate power and authority to own its properties and to conduct its business as described in the Prospectus. Each of the Company and the Subsidiaries is duly qualified to do business as a foreign corporation in good standing in each of Florida, Georgia, Alabama, Mississippi, North Carolina, South Carolina, Tennessee, Louisiana, Texas, Oklahoma, Arizona, Nevada, Utah, California and Colarado.

                        (ii) The Company has the authorized, issued and
                  outstanding capitalization set forth in the Prospectus; all of the outstanding shares of capital stock of the Company and the Subsidiaries outstanding prior to the issuance of the Shares have been duly authorized and validly issued, are fully paid and nonassessable and were not issued in violation of any preemptive or similar rights; except for (i) liens under the New Credit Facility and (ii) restrictions on transferability under the Amended and Restated Stockholders' Agreement, all of the outstanding shares of capital stock of the Subsidiaries are owned, directly or indirectly, by the Company, free and clear of all perfected security interests and, to the knowledge of such counsel, free and clear of all other liens, encumbrances, equities and claims or restrictions on transferability (other than those imposed by the Se-curities Act and the securities or "Blue Sky" laws of certain jurisdictions) or voting.

                     (iii) Except as set forth in the Prospectus and other than
                  options to purchase     shares pursuant to the Stock Incentive
                  Plan (A) no options, warrants or other rights to purchase from the Company or any Subsidiary shares of capital stock or ownership interests in the Company or any Subsidiary are outstanding, (B) no agreements or other obligations to issue, or other rights to convert, any obligation into, or exchange any securities for, shares of capital stock or ownership interests in the Company or any Subsidiary are outstanding and
                  (C) no holder of securities of the Company or any Subsidiary is entitled to have such securities registered with the Shares under the Registration Statement.

                     (iv) The Company has all requisite corporate power and
                  authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby; this Agreement and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by the Company. This Agreement has been duly executed and delivered by the Company.

                      (v) To the knowledge of such counsel no legal or
                  governmental proceedings are pending or, to the knowledge of such counsel, threatened to which any of the Company or the Subsidiaries is a party or to which the property or assets of the Company or any Subsidiary is subject which, if determined adversely to the Company or the Subsidiaries, would result, individually or in the aggregate, in a Material Adverse Effect, or which seeks to restrain, enjoin, prevent the consummation of or otherwise challenge the issuance or sale of the Shares to be sold hereunder or the consummation of the other transactions described in the Prospectus under the caption "Use of Proceeds."

                     (vi) None of the Company or the Subsidiaries is in
                  violation of its certificate of incorporation or bylaws (or similar organizational document).

                     (vii) The execution, delivery and performance of this
                  Agreement, and the consummation of the transac-tions contemplated hereby (including, without limitation, the issuance and sale of the Shares to the Underwriters) will not conflict with or constitute or result in a breach or a default under (or an event that with notice or passage of time or both would constitute a default under) or violation of any of (i) the terms or provisions of any Contract known to such counsel (including in any event any of the foregoing that have been filed by the Company with the Commission), except for any such conflict, breach, violation, default or event that would not, individually or in the aggregate, have a Material Adverse Effect, (ii) the certificate of incorporation or bylaws (or similar organizational document) of the Company or any of the Subsidiaries or (iii) (assuming compliance with all applicable state securities or "Blue Sky" laws) any statute, judgment, decree, order, rule or regulation known to such counsel to be applicable to the Company or any of the Subsidiaries or any of their respective properties or assets, except for any such conflict, breach or violation which would not, individually or in the aggregate, have a Material Adverse Effect.

                     (viii) No consent, approval, authorization or order of any governmental authority is required for the issuance and sale by the Company of the Shares to the Underwriters or the consummation by the Company of the other transactions contemplated hereby, except such as may be required under Blue Sky laws, as to which such counsel need express no opinion, and those which have previously been obtained.

                     (ix) None of the Company or the Subsidiaries is, or
                  immediately after the sale of the Securities to be sold hereunder and the application of the proceeds from such sale (as described in the Prospectus under the caption "Use of Proceeds") will be, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

                     (x) The Shares have been duly authorized and, when issued
                  and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable, and the issuance of such Shares will not be subject to any preemptive or similar rights.

                     (xi) The statements (A) in the Prospectus under the
                  captions "________," "_______," "Description of Capital Stock" and "Underwriters" (to the extent of the description of this Agreement) and (B) in the Registrat ion Statement in Items 14 and 15, in each case insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein.

                     (xii) In addition, in the course of the preparation by the
                  Company of the Registration Statement and the Prospectus, we participated in conferences with certain of the officers and representatives of, and the independent public accountants for, the Company, at which the Registration Statement and the Prospectus were discussed. Between the date of effectiveness of the Registration Statement and the time of delivery of this letter, we attended additional conferences with certain of the officers and representatives of, and the independent public accountants for, the Company, at which the contents of the Prospectus were discussed to a limited extent. Given the limitations inherent in the independent verification of factual matters and the character of determinations involved in the registration process, we are not passing upon or assuming any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, except insofar as such statements relate to us and except to the extent set forth in the opinion in paragraph (xi) above. Subject to the foregoing and on the basis of the information gained in the performance of the services referred to above, including information obtained from officers and other representatives of, and the independent public accountants for, the Company, no facts have come to our attention that cause us to believe that the Registration Statement, as of its effective date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading or that the Prospectus as of its date contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. We express no view or belief, however, with respect to financial statements, schedules or notes thereto or other financial data included in or omitted from the Registration Statement or Prospectus. Also, subject to the foregoing, no facts have come to our attention in the course of proceedings described in the second sentence of this paragraph that cause us to believe that the Prospectus, as of the date and time of delivery of this letter contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading. We express no view or belief, however, with respect to financial statements, schedules or notes thereto or other financial and statistical data included in or omitted from the Registration Statement or Prospectus.

                  The opinion of Fried, Frank, Harris, Shriver & Jacobson described in this Section shall be rendered to the Underwriters at the request of the Company and shall so state therein.

                  References to the Prospectus in this subsection (c) shall include any amendment or supplement thereto prepared in accordance with the provisions of this Agreement at the Closing Date.

                  (d) On the Closing Date, the Underwriters shall have received the opinion of Cahill Gordon & Reindel, counsel for the Underwriters, dated the Closing Date in form and substance satisfactory to the Underwriters.

                  With respect to Section 5(c)(xii) above, Fried, Frank, Harris, Shriver & Jacobson may state that its opinion and belief are based upon its participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification, except as specified.

                  (e) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from

         Deloitte & Touche LLP, Arthur Andersen LLP and Price Waterhouse & Co., independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus; PROVIDED that the letter delivered on the Closing Date shall use a "cut-off date" not earlier than the date hereof.

            (f) The "lock-up" agreements, each substantially in the form of Exhibit A hereto, between you and certain stockholders, officers and directors of the Company relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

            (g) The several obligations of the U.S. Underwriters to purchase Additional Shares hereunder are subject to the delivery to the U.S. Representatives on the Option Closing Date of such documents as they may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares and other matters related to the issuance of the Additional Shares.

             6. COVENANTS OF THE COMPANY. In further consideration of the agreements of the Underwriters herein contained, the Company covenants with each Underwriter as follows:

             (a) To furnish to you, without charge, seven signed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 6(c) below, as many copies of the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

              (b) Before amending or supplementing the Registration Statement or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

              (c) If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the reasonable opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

              (d) To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request.

              (e) To make generally available to the Company's security holders and to you as soon as practicable an earning statement covering the twelve-month period ending , 1999 that satisfies the provisions of
         Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

              (f) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company's counsel and the Company's accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 6(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum,
         (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by the National Association of Securities Dealers, Inc. (the "NASD"), (v) all fees and expenses in ---- connection with the preparation and filing of the registration statement on Form 8-A relating to the Common Stock and all costs and expenses incident to listing the Shares on the [New York Stock Exchange], (vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, with prior approval of the Company (ix) all fees and disbursements of counsel incurred by the Underwriters in connection with the Directed Share Program and stamp duties, similar taxes or duties or other taxes, if any, incurred by the Underwriters in connection with the Directed Share Program. and (x) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section

         7 entitled "Indemnity and Contribution," and the last paragraph of
         Section 9 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

            (g) In connection with the Directed Share Program, the Company will ensure that the Directed Shares will be restricted to the extent required by the NASD or the NASD rules from sale, transfer, assignment, pledge or hypothecation for a period of three months following the date of the effectiveness of the Registration Statement. DLJ will notify the Company as to which Participants will need to be so restricted. The Company will direct the transfer agent to place stop transfer restrictions upon such securities for such period of time.

             7. INDEMNITY AND CONTRIBUTION. (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or
Section 20 of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein; PROVIDED, HOWEVER, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Shares, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities, unless such failure is the result of noncompliance by the Company with Section 6(a) hereof.

             (b) In connection with the offer and sale of the Directed Shares, the Company agrees, promptly upon a request in writing, to indemnify and hold harmless DLJ from and against any and all losses, liabilities, claims, damages and expenses incurred by DLJ as a result of (i) the failure of eligible employees and other persons having a business relationship with the Company to pay for and accept delivery of Directed Shares which, by the end of the first business day following the date of this Agreement, were subject to a properly confirmed agreement to purchase, and (ii) any untrue statement or alleged untrue statement of a material fact including in the supplement or prospectus wrapper material distributed in ____________ in connection with the reservation and sale of the Directed Shares to eligible employees and other persons having a business relationship with the Company or the omission or alleged omission therefrom of a material fact necessary to make the statements therein, when considered in conjunction with the Prospectus or any preliminary prospectus, not misleading.

            (c) The Company also agrees to indemnify and hold harmless Morgan Stanley and each person, if any, who controls Morgan Stanley within the meaning of either Section 15 of the Act, or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities and judgments incurred as a result of Morgan Stanley's participation as a "qualified independent underwriter" within the meaning of Rule 2720 of the National Association of Securities Dealers' Conduct Rules in connection with the offering of the Common Stock, except for any losses, claims, damages, liabilities, and judgments resulting from Morgan Stanley's, or such controlling person's, willful misconduct, bad faith or gross negligence.

            (d) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

            (e) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 7(a), 7(b), 7(c) or 7(d), such person (the "INDEMNIFIED PARTY") shall promptly notify the person against whom such indemnity may be sought (the "INDEMNIFYING PARTY") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Morgan Stanley, in the case of parties indemnified pursuant to Section 7(a), and by the Company, in the case of parties indemnified pursuant to Section 7(d). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding. Notwithstanding anything contained herein to the contrary, if indemnity may be sought pursuant to Section 7(b) hereof in respect of such action or proceeding, then in addition to such separate firm for the indemnified parties, the indemnifying party shall be liable for the reasonable fees and expenses of not more than one separate firm (in addition to any local counsel) for DLJ for the defense of any losses, claims, damages and liabilities arising out of the Directed Share Program, and all persons, if any, who control DLJ within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act. Furthermore, notwithstanding anything contained herein to the contrary, if indemnity may be sought pursuant to Section 7(c) hereof in respect of such action or proceeding, then in addition to such separate firm for the indemnified parties, the indemnifying party shall be liable for the reasonable fees and expenses of not more than one separate firm (in addition to any local counsel) for Morgan Stanley in its capacity as a "qualified independent underwriter" and all persons, if any, who control Morgan Stanley within the meaning of either
Section 15 of the Act or Section 20 of the Exchange Act.

            (f) To the extent the indemnification provided for in Section 7(a), 7(b), 7(c) or 7(d) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 7(f)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 7(f)(i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

         (g) The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 7 were determined by PRO RATA allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 7(f). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

          (h) The indemnity and contribution provisions contained in this
Section 7 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

          8. TERMINATION. This Agreement shall be subject to termination by notice given by you to the Company, if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the NASD, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and (b) in the case of any of the events specified in clauses 8(a)(i) through 8(a)(iv), such event, singly or together with any other such event, makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

          9. EFFECTIVENESS; DEFAULTING UNDERWRITERS. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

                  If, on the Closing Date or the Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares that such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule I or Schedule II bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the

Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; PROVIDED that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 9 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased, and arrangements satisfactory to you and the Company for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. If, on the Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase Additional Shares or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

                  If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

           10. COUNTERPARTS. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

          11. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

          12. HEADINGS. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

                                                     Very truly yours,

                                                     NEFF CORP.

                                                     By: ______________________
                                                           Name:
                                                           Title:

Accepted as of the date hereof

MORGAN STANLEY & CO. INCORPORATED
BT ALEX. BROWN INCORPORATED
DONALDSON, LUFKIN & JENRETTE
  SECURITIES CORPORATION

Acting severally on behalf of themselves and the several U.S. Underwriters named in Schedule II hereto.

By:  Morgan Stanley & Co. Incorporated

By:___________________________
      Name:
      Title:

MORGAN STANLEY & CO. INTERNATIONAL LIMITED

Acting severally on behalf of themselves and the several International Underwriters named in Schedule III hereto.

By:  Morgan Stanley & Co. International Limited

By:____________________________
      Name:
      Title:

                                                                     SCHEDULE I

                                  SUBSIDIARIES

1.       Neff Rental, Inc.

2.       Neff Machinery, Inc.

                                                                     SCHEDULE II

                                U.S. UNDERWRITERS

                                                               NUMBER OF
                                                              FIRM SHARES
                                   UNDERWRITER              TO BE PURCHASED

Morgan Stanley & Co. Incorporated

BT Alex. Brown Incorporated

Donaldson, Lufkin & Jenrette Securities
  Corporation
                                                                     -----------
Total U.S. Firm Shares.....................................
                                                                     ===========

                                                                    SCHEDULE III

                           INTERNATIONAL UNDERWRITERS

                                                                  NUMBER OF
                                                                 FIRM SHARES
                                   UNDERWRITER                 TO BE PURCHASED

Morgan Stanley & Co. International Limited

BT Alex. Brown International, a division of
         Bankers Trust International PLC

Donaldson, Lufkin & Jenrette International


                                                                     -----------
Total International Firm Shares.....................................
                                                                     ===========